UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016 (August 15, 2016)

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14761 (Commission File Number)	13-4007862 (IRS Employer Identification No.)

One Corporate Center, Rye, NY (Address of principal executive offices)	10580 (Zip Code)

Registrant's telephone number, including area code	(914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 15, 2016, GAMCO Investors, Inc. (the "Company") issued and sold a $110,000,000 principal amount convertible promissory note due 2021 (the "Note") to Cascade Investment, L.L.C. ("Cascade"), pursuant to a Note Purchase Agreement (the "Purchase Agreement"). The Note bears interest at a rate of 4.5% per annum and is convertible into shares of the Company's Class A Common Stock at an initial conversion price of $55.00 per share. The Note is initially convertible into 2,000,000 shares of the Company's Class A Common Stock, subject to adjustment pursuant to the terms of the Note. The Company is required to repurchase the Note at the request of the holder on specified dates and after certain circumstances involving a Fundamental Change (as defined in the Note). A copy of the Note is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The Purchase Agreement includes customary representations, warranties and covenants. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

In connection with the issuance and sale of the Note, the Company granted Cascade certain demand registration rights and piggyback registration rights with respect to the shares of Class A Common Stock issuable upon conversion of the Note, pursuant to a Registration Rights Agreement, dated as of August 15, 2016, between the Company and Cascade. A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

GGCP, Inc. ("GGCP"), an affiliate of the Company, has deposited cash equal to the principal amount of the Note and six months of interest into an escrow account established pursuant to an Escrow Agreement by and among GGCP, the Company, Cascade and JP Morgan Chase Bank, National Association, as Escrow Agent (the "Escrow Agreement"). The Escrow Agreement provides for the release to GGCP of a pro rata portion of the escrowed funds upon conversion of the Note, based upon the principal amount of the Note that is converted into Class A Common Stock. Cascade has the right to claim the escrowed funds upon a payment default by the Company under the Note. A copy of the Escrow Agreement is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

In connection with the deposit by GGCP of funds pursuant to the Escrow Agreement, the Company entered into an Irrevocable Standby Letter of Credit (the "Letter of Credit") in favor of GGCP. The stated amount of the Letter of Credit will initially be equal to the Escrow Deposit (as defined in the Escrow Agreement). If and to the extent that GGCP is required to make additional deposits of funds pursuant to the Escrow Agreement and/or funds are released to GGCP pursuant to the terms of the Escrow Agreement, the stated amount of the Letter of Credit will be adjusted accordingly. Pursuant to the terms of the Letter of Credit, if a payment notice is delivered by Cascade pursuant to the Escrow Agreement, GGCP may make a demand for payment under the Letter of Credit in an amount equal to the amount paid to Cascade pursuant to the Escrow Agreement. A copy of the Letter of Credit is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Note and the Letter of Credit is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued and sold the Note to Cascade in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Company relied on the exemptions from registration based in part on representations made by Cascade in the Purchase Agreement. To the extent that any shares of the Company's Class A Common Stock are issued upon conversion of the Note, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with the conversion of the Note and any resulting issuance of shares of Class A Common Stock.

Item 7.01.	Regulation FD Disclosure.

On August 16, 2016, the Company issued a press release with respect to the above referenced transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information and exhibit shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

4.1	Convertible Promissory Note, dated as of August 15, 2016.
4.2	Irrevocable Standby Letter of Credit, dated as of August 15, 2016.
10.1	Note Purchase Agreement, dated as of August 15, 2016.
10.2	Registration Rights Agreement, dated as of August 15, 2016.
10.3	Escrow Agreement, dated as of August 15, 2016.
99.1	Press Release, dated August 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kevin A. Handwerker

Kevin A. Handwerker
Executive Vice President, General Counsel and Secretary

Date: August 16, 2016

Exhibit Index

Exhibit No.

4.1	Convertible Promissory Note, dated as of August 15, 2016.
4.2	Irrevocable Standby Letter of Credit, dated as of August 15, 2016.
10.1	Note Purchase Agreement, dated as of August 15, 2016.
10.2	Registration Rights Agreement, dated as of August 15, 2016.
10.3	Escrow Agreement, dated as of August 15, 2016.
99.1	Press Release, dated August 16, 2016.